================================================================================



                               CREDIT AGREEMENT


                                     among


                             MOVIE GALLERY, INC.,


                           THE LENDERS NAMED HEREIN,


                                      and


                           FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA,
              as Agent, as Issuing Lender and as Swingline Lender


                $125,000,000 Reducing Revolving Credit Facility


                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                           Dated as of July 10, 1996



================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                   RECITALS.................................   1

                                   ARTICLE I

                                  DEFINITIONS

   1.1.  Defined Terms......................................................   1
   1.2.  Accounting Terms...................................................  19
   1.3.  Other Terms; Construction..........................................  20

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

   2.1.  Commitments; Loans.................................................  20
   2.2.  Borrowings.........................................................  20
   2.3.  Disbursements; Funding Reliance; Domicile of Loans.................  23
   2.4.  Notes..............................................................  24
   2.5.  Termination and Reduction of Commitments and Swingline Commitment..  24
   2.6.  Voluntary and Mandatory Payments and Prepayments...................  25
   2.7.  Interest...........................................................  27
   2.8.  Fees...............................................................  28
   2.9.  Interest Periods...................................................  29
   2.10.  Conversions and Continuations.....................................  30
   2.11.  Method of Payments; Computations..................................  31
   2.12.  Recovery of Payments..............................................  32
   2.13.  Use of Proceeds...................................................  33
   2.14.  Pro Rata Treatment; Sharing of Payments...........................  33
   2.15.  Increased Costs; Change in Circumstances; Illegality; etc.........  34
   2.16.  Taxes.............................................................  35
   2.17.  Compensation......................................................  37

                                  ARTICLE III

                               LETTERS OF CREDIT

   3.1.  Issuance...........................................................  37
   3.2.  Notices............................................................  38
   3.3.  Participations.....................................................  38

3.4.   Reimbursement...................................................... 39
3.5.   Payment by Revolving Loans......................................... 39
3.6.   Payment to Lenders................................................. 40
3.7.   Obligations Absolute............................................... 40
3.8.   Cash Collateral Account............................................ 41
3.9.   Effectiveness...................................................... 42

                                  ARTICLE IV

                            CONDITIONS OF BORROWING

4.1.   Conditions of Initial Borrowing.................................... 42
4.2.   Conditions of All Borrowings....................................... 45

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

5.1.   Corporate Organization and Power...................................  46
5.2.   Authorization; Enforceability......................................  46
5.3.   No Violation.......................................................  46
5.4.   Governmental Authorization; Permits................................  47
5.5.   Litigation.........................................................  47
5.6.   Taxes..............................................................  47
5.7.   Subsidiaries.......................................................  47
5.8.   Full Disclosure....................................................  48
5.9.   Margin Regulations.................................................  48
5.10.  No Material Adverse Change.........................................  48
5.11.  Financial Matters..................................................  48
5.12.  Ownership of Properties............................................  49
5.13.  ERISA..............................................................  49
5.14.  Environmental Matters..............................................  49
5.15.  Compliance With Laws...............................................  50
5.16.  Regulated Industries...............................................  50
5.17.  Insurance..........................................................  50
5.18.  Material Contracts.................................................  50
5.19.  Security Documents.................................................  50

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

6.1.   Financial Statements...............................................  51
6.2.   Other Business and Financial Information...........................  52
6.3.   Corporate Existence; Franchises; Maintenance of Properties.........  54

6.4.   Compliance with Laws..............................................   54
6.5.   Payment of Obligations............................................   54
6.6.   Insurance.........................................................   54
6.7.   Maintenance of Books and Records; Inspection......................   54
6.8.   Interest Rate Protection..........................................   55
6.9.   Permitted Acquisitions............................................   55
6.10.  Creation or Acquisition of Subsidiaries...........................   56
6.11.  Liquidating Subsidiaries..........................................   57
6.12.  Movie Time, Inc...................................................   57
6.13.  Further Assurances................................................   57

                                  ARTICLE VII

                              FINANCIAL COVENANTS

7.1.   Leverage Ratio....................................................   58
7.2.   Interest Coverage Ratio...........................................   59
7.3.   Fixed Charge Coverage Ratio.......................................   59
7.4.   Consolidated Net Worth............................................   60
7.5.   Capital Expenditures..............................................   60

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

8.1.   Merger; Consolidation.............................................   61
8.2.   Indebtedness......................................................   61
8.3.   Liens.............................................................   63
8.4.   Disposition of Assets.............................................   64
8.5.   Investments.......................................................   64
8.6.   Restricted Payments...............................................   65
8.7.   Transactions with Affiliates......................................   66
8.8.   Certain Amendments................................................   66
8.9.   Lines of Business.................................................   66
8.10.  Limitation on Certain Restrictions................................   66
8.11.  Fiscal Periods....................................................   67
8.12.  Accounting Changes................................................   67

                                  ARTICLE IX

                               EVENTS OF DEFAULT

9.1.   Events of Default.................................................   67
9.2.   Remedies: Termination of Commitments, Acceleration, etc...........   70

                                   ARTICLE X

                                   THE AGENT

10.1.   Appointment........................................................  71
10.2.   Nature of Duties...................................................  71
10.3.   Exculpatory Provisions.............................................  71
10.4.   Reliance by Agent..................................................  71
10.5.   Non-Reliance on Agent and Other Lenders............................  72
10.6.   Notice of Default..................................................  72
10.7.   Indemnification....................................................  73
10.8.   The Agent in its Individual Capacity...............................  73
10.9.   Successor Agent....................................................  73
10.10.  Collateral Matters.................................................  74

                                  ARTICLE XI

                                 MISCELLANEOUS

11.1.   Fees and Expenses..................................................  74
11.2.   Indemnification....................................................  75
11.3.   Governing Law; Consent to Jurisdiction.............................  75
11.4.   Arbitration; Preservation and Limitation of Remedies...............  76
11.5.   Notices............................................................  77
11.6.   Amendments, Waivers, etc...........................................  78
11.7.   Assignments, Participations........................................  78
11.8.   No Waiver..........................................................  81
11.9.   Successors and Assigns.............................................  81
11.10.  Survival...........................................................  81
11.11.  Severability.......................................................  81
11.12.  Construction.......................................................  82
11.13.  Confidentiality....................................................  82
11.14.  Counterparts.......................................................  82
11.15.  Entire Agreement...................................................  82

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of the 10th day of July, 1996 (this "Agreement"), is made among MOVIE GALLERY, INC., a Delaware corporation with its principal offices in Dothan, Alabama (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent for the Lenders (in such capacity, the "Agent"), as issuer of the Letters of Credit (in such capacity, the "Issuing Lender"), and as maker of the Swingline Loans (in such capacity, the "Swingline Lender").


                                   RECITALS

     A. The Borrower has requested that the Lenders make available to the Borrower a reducing revolving credit facility in the aggregate principal amount of $125,000,000. The Borrower will use the proceeds of this facility to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance certain acquisitions, and for working capital and general corporate purposes, all as more fully described herein.

     B. The Lenders are willing to make available to the Borrower the reducing revolving credit facility described above subject to and on the terms and conditions set forth in this Agreement.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     I.1. Defined Terms.  For purposes of this Agreement, in addition to the
          -------------
terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the Closing Date, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any

Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all capital stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with Generally Accepted Accounting Principles, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and
(vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

     "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the applicable Margin Percentage as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the applicable Margin Percentage as in effect at such time.

     "Agent" shall mean First Union, in its capacity as Agent appointed under
ARTICLE X, and its successors and permitted assigns in such capacity.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Aggregate Commitments" shall mean, at any time, the sum of the Commitments at such time.

     "Aggregate Unutilized Commitments" shall mean, at any time, (i) the Aggregate Commitments at such time less (ii) the sum of (x) the aggregate
                                   ----
principal amount of Revolving Loans outstanding at such time, (y) the aggregate

Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans that are determined to be outstanding for purposes of this definition).

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Allowed Acquisition" shall mean any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the Permitted Lines of Business, (ii) any capital stock or other equity securities given as consideration in connection therewith shall be stock or securities of the Borrower, (iii) in the case of an Acquisition involving the acquisition of control of capital stock or other ownership interests of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary of the Borrower, and (iv) all of the requirements of SECTIONS 6.9 and 6.10 applicable to such Acquisition are satisfied.

     "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person of any of its assets, business units or other properties (including any interests in property, and including ownership interests in Subsidiaries), excluding (i) sales of inventory (including rental tapes) in the ordinary course of business and (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (z) such equipment is no longer useful for the operations of the Borrower and its Subsidiaries in the ordinary course of business.

     "Assignee" shall have the meaning given to such term in SECTION 11.7(A).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of EXHIBIT C.

     "Authorized Officer" shall mean any officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

     "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended from
                                                       -- ---
time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

     "Borrower Margin Stock" shall mean shares of capital stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Revolving Loans pursuant to SECTION 2.10) on a single date of a group of Revolving Loans of a single Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "Capital Expenditures" shall mean, with respect to the Borrower and its Subsidiaries for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with Generally Accepted Accounting Principles, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however,
                                                            --------  -------
that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, (ii) for the purchase of video tapes, or (iii) made in connection with Permitted Acquisitions.

     "Cash Collateral Account" shall have the meaning given to such term in
SECTION 3.8.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits (which shall not include demand deposit accounts) and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and

(v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

     "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

     "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

     "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 11.7(B) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT D.

     "Consolidated Funded Debt" shall mean, as of the last day of any fiscal quarter, the difference between (i) the aggregate (without duplication) of all Funded Debt of the Borrower and its Subsidiaries as of such date (provided that
                                                                  --------
any Contingent Obligation of the Borrower and its Subsidiaries shall be included only in the event that it relates to Indebtedness of any other Person), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, minus (ii) the amount by which the aggregate cash
                       -----
balances and Cash Equivalents of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, exceed $5,000,000. For purposes of determining Consolidated Funded Debt as of any date, each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination as set forth hereinabove shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries for such period in respect of Funded Debt of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, (ii) all net amounts paid or accrued by the Borrower and its Subsidiaries during such period under or in respect of Hedge Agreements, and (iii) all commitment fees and other ongoing fees in respect of Funded Debt (including the commitment fee provided for under SECTION 2.8(B), and including the fees provided for under the Fee Letter) amortized by the Borrower and its Subsidiaries during such period (if required to be capitalized under Generally Accepted Accounting Principles) or paid or accrued by the Borrower and its Subsidiaries during such period (if not required to be capitalized under Generally Accepted Accounting Principles).

     "Consolidated Lease Expense" shall mean, for any period, the aggregate (without duplication) of total lease and rental expense of the Borrower and its Subsidiaries for such period (including, without limitation, all such lease and rental expense accrued or capitalized during such period, whether or not actually paid during such period, including capital lease obligations), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real and personal property).

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Consolidated Net Worth" shall mean, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but excluding any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, at any time prior to two and one-half years after the Maturity Date.

     "Consolidated Operating Cash Flow" shall mean, for each applicable Reference Period, the aggregate of (i) Consolidated Net Income for such Reference Period, plus (ii) the sum of Consolidated Interest Expense, federal,
                  ----
state, local and other income taxes, depreciation, amortization of intangible assets and rental tapes, and extraordinary losses and other noncash expenses or charges reducing income for such Reference Period, all to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period, minus (iii) the sum of extraordinary gains and other noncash credits increasing
- -----
income for such Reference Period and all amounts paid in respect of purchases of video tapes that are purchased for rental and capitalized as fixed assets, all to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period; provided, however, that:
                           --------  -------

               (a) Solely for purposes of calculating the Leverage Ratio as of the last day of each fiscal month up to and including the fiscal month ending January 5, 1997 (except as expressly provided otherwise in SECTION 4.1(G)), the applicable Reference Period shall be the period of six consecutive fiscal months then ending, and Consolidated Operating Cash Flow for such Reference Period (i) shall give pro forma effect to the Acquisitions of Home Vision Entertainment, Inc. and Hollywood Video, Inc. as if such Acquisitions had been consummated on the first day of such six-fiscal month period (provided that such Acquisitions are in fact
                          --------
     consummated prior to or concurrently with the making of the initial Borrowings hereunder), and (ii) shall be multiplied by two (2);

               (b) Solely for purposes of calculating the Leverage Ratio as of each fiscal quarter ending date set forth below, the applicable Reference Period shall be the period set forth below opposite such date, and Consolidated Operating Cash Flow for such Reference Period shall, where applicable as set forth below, be multiplied by the annualizing factor set forth opposite such date:

Fiscal Quarter
Ending Date                 Reference Period               Annualizing Factor
- ------------------  ---------------------------------  --------------------------

April 6, 1997       Two consecutive fiscal quarters    Two (2)
then ending

July 6, 1997        Three consecutive fiscal quarters  One and one-third (1-1/3)
 October 5, 1997    then ending
January 4, 1998

Thereafter          Four consecutive fiscal quarters   Not applicable
then ending

               (c) For all purposes of this Agreement, in calculating Consolidated Operating Cash Flow for any Reference Period that would include the results of operations of Home Vision Entertainment, Inc. and Hollywood Video, Inc., there shall be added to Consolidated Net Income for the relevant Reference Period such amount of the acquisition expenses set forth on SCHEDULE 1.1 as shall be required under Generally Accepted Accounting Principles to be amortized, paid or accrued during such period, as the case may be, it being understood that certain of such expenses as shown on SCHEDULE 1.1 are estimated as of the date hereof and are subject to adjustment as and when the same become an amount certain (provided that
                                                                  --------
     any material adjustment to any such expense shall be subject to the approval of the Required Lenders); and

               (d) For all purposes of this Agreement, calculations of Consolidated Operating Cash Flow shall (i) exclude the results of operations of any Person or business sold or otherwise disposed of by the Borrower and its Subsidiaries at any time after the first day of the relevant Reference Period, and (ii) include, for the entire Reference Period on a pro forma basis, the results of operations of any Person or business acquired by the Borrower or any of its Subsidiaries at any time after the first day of the relevant Reference Period, so long as such Person or business is acquired in a Permitted Acquisition with respect to which the Acquisition Amount exceeds $7,500,000 and there have been furnished unqualified audited financial statements with respect to such Person or business covering a period of not less than one (1) year prior to the date of consummation of such Permitted Acquisition (provided that,
                                                             --------
     without the prior written approval of the Required Lenders, such calculations shall not give effect to any increase in consolidated operating cash flow that would otherwise be recognized on a pro forma basis (except that no approval of any of the Lenders shall be required for the Borrower to recognize any such pro forma increase in operating cash flow as a result of the Acquisitions of Home Vision Entertainment, Inc. and Hollywood Video, Inc.), and provided further that such calculations shall
                                 -------- -------
     take into account any decrease in future revenues, income or cash flow of any such Person or business anticipated by the Borrower, in good faith and at the time such calculations are delivered to the Lenders, to be recognized as a result of the relevant Acquisition).

          "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its
                 --------  -------
Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

          "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT D.

          "Credit Documents" shall mean this Agreement, the Notes, the Guaranty, the Security Documents, the Fee Letter, any Hedge Agreement to which the Borrower and any Lender are parties, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

          "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

          "Dollars" or "$" shall mean dollars of the United States of America.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

          "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

          "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided
                                                                      --------
that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

          "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

          "Equity/Debt Issuance" shall mean (i) the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of its capital stock, any rights, warrants or options to purchase or acquire any shares of its capital stock, or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries,
(ii) the issuance or sale by the Borrower or any of its Subsidiaries of any Subordinated Indebtedness, and (iii) the receipt by the Borrower or any of its Subsidiaries of any capital contribution (whether or not evidenced by any security or instrument); provided, however, that the term Equity/Debt Issuance
                         --------  -------
shall not include (x) any rights, warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to bona fide employee benefit plans established in the ordinary course of business and any capital stock issued upon the exercise thereof, (y) any capital contribution to any Subsidiary, to the extent made directly or indirectly by the Borrower, or (z) any capital stock or other equity securities issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price.

          "Event of Default" shall have the meaning given to such term in
SECTION 9.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "Fair Market Value" shall mean, with respect to any capital stock of the Borrower given in connection with an Acquisition, the value given to such capital stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

          "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

      "Fee Letter" shall mean the letter from First Union to the Borrower, dated June 21, 1996, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

      "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal month up to and including the fiscal month ending January 5, 1997, and as of the last day of any fiscal quarter, beginning with the fiscal quarter ending April 6, 1997, the ratio of:

               (i) the sum of (y) Consolidated Operating Cash Flow for the applicable Reference Period then ending and (z) Consolidated Lease Expense for the applicable Reference Period then ending; to

               (ii) the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles for the applicable Reference Period then ending: (a) Consolidated Interest Expense for such Reference Period, (b) federal, state, local and other income taxes (but only to the extent actually paid during such Reference Period), (c) Consolidated Lease Expense for such Reference Period, and (d) the aggregate (without duplication) of all principal payments in respect of Funded Debt scheduled or otherwise required to have been made by the Borrower and its Subsidiaries during such Reference Period.

     "Funded Debt" shall mean any Indebtedness other than (i) Indebtedness arising under Hedge Agreements and (ii) accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of the Borrower referred to in SECTION 5.11(A).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty" shall mean a guaranty agreement made by the Subsidiaries of the Borrower (other than Immaterial Subsidiaries or Liquidating Subsidiaries), in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Immaterial Subsidiary" shall mean any Subsidiary of the Borrower that (i) does not conduct any active trade or business and (ii) either (a) has assets with a gross fair market value of less than $100,000 and gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of less than $100,000 or (b) has been organized by the Borrower as an acquisition vehicle solely for the purpose of merging with another Person in connection with a Permitted Acquisition; provided that Movie Time shall be
                                         --------
deemed an Immaterial Subsidiary notwithstanding the foregoing conditions, but only for so long as it engages in no trade or business, and has no assets, other than its licensing arrangements in effect as of the Closing Date.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, at any time prior to the Maturity Date, (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date,
(ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

     "Interest Coverage Ratio" shall mean, as of the last day of any fiscal month up to and including the fiscal month ending January 5, 1997, and as of the last day of any fiscal quarter, beginning with the fiscal quarter ending April 6, 1997, the ratio of (i) Consolidated Operating Cash Flow for the applicable Reference Period then ending to (ii) Consolidated Interest Expense for the applicable Reference Period then ending.

     "Interest Period" shall have the meaning given to such term in SECTION 2.9.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

     "LIBOR Loan" shall mean, at any time, any Revolving Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is readily ascertainable, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 11.7, and their respective successors and assigns.

     "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Commitment bears to the Aggregate Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 3.2.

     "Letters of Credit" shall have the meaning given to such term in SECTION
3.1.

     "Leverage Ratio" shall mean, as of the last day of any fiscal month up to and including the fiscal month ending January 5, 1997, and as of the last day of any fiscal quarter, beginning with the fiscal quarter ending April 6, 1997, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated Operating Cash Flow for the applicable Reference Period then ending.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Liquidating Subsidiaries" shall have the meaning given to such term in
SECTION 6.11.

     "Loans" shall mean the Revolving Loans and the Swingline Loans.

     "M.G.A." shall mean M.G.A., Inc., an Alabama corporation and a Wholly Owned Subsidiary of the Borrower.

     "Margin Percentage" shall mean, at any time (except as provided in the last sentence of this definition), the applicable percentage (a) to be added to the Base Rate pursuant to SECTION 2.7 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to SECTION 2.7 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the commitment fee payable pursuant to SECTION 2.8(B), in each case as determined under the following matrix with reference to the Leverage Ratio:

                                        Applicable Margin   Applicable Margin   Applicable Margin
                                          Percentage for     Percentage for      Percentage for
            Leverage Ratio               Base Rate Loans      LIBOR Loans        Commitment Fee
            --------------              -----------------   -----------------   -----------------

 Greater than or equal to 3.0 to 1.0            1.0%                2.0%              0.375%

 Greater than or equal to 2.75 to 1.0
 but less than 3.0 to 1.0                      0.75%               1.75%              0.375%

 Greater than or equal to 2.25 to 1.0
 but less than 2.75 to 1.0                      0.5%                1.5%              0.375%

 Greater than or equal to 1.5 to 1.0
 but less than 2.25 to 1.0                     0.25%               1.25%               0.25%

 Less than 1.5 to 1.0                           0.0%                1.0%               0.25%

The Margin Percentages shall be reset from time to time in accordance with the above matrix on the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with SECTIONS 6.1(A), 6.1(B) and 6.1(C) of financial statements together with a Compliance Certificate attaching a Covenant Compliance Worksheet (reflecting the computation of the Leverage Ratio as of the last day of the preceding fiscal month or fiscal quarter, as applicable, beginning with the fiscal month ended June 30, 1996) that provides for a change in any of the Margin Percentages from that then in effect. Until the first effective date of any change in any of the

Margin Percentages under the matrix as provided above, the Margin Percentages shall be determined by reference to the Leverage Ratio determined as of June 30, 1996 and as reflected in the certificate of the Borrower described in SECTION 4.1(G).

    "Margin Stock" shall have the meaning given to such term in Regulation U.

    "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

    "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

    "Material Contract" shall mean any contract or agreement to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject and that is required to be filed as an exhibit to the Borrower's registration statements or periodic reports (including on Forms 10-Q and 10-K) submitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations from time to time promulgated thereunder, or under the Exchange Act.

    "Maturity Date" shall mean June 30, 2000.

    "Movie Time" shall mean Movie Time, Inc., a Virginia corporation and a Wholly Owned Subsidiary of the Borrower.

    "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

    "Net Cash Proceeds" shall mean (i) in the case of any Equity/Debt Issuance, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Casualty Event, and (iii) in the case of any Asset Disposition, the aggregate amount of all cash payments and the fair market value of any noncash consideration received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such

Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

  "Notes" shall mean the Revolving Credit Notes and the Swingline Note.

  "Notice of Borrowing" shall mean a Notice of Revolving Borrowing or a Notice of Swingline Borrowing, as the context may require.

  "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 2.10(B).

  "Notice of Revolving Borrowing" shall have the meaning given to such term in
SECTION 2.2(B).

  "Notice of Swingline Borrowing" shall have the meaning given to such term in
SECTION 2.2(C).

  "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

  "Participant" shall have the meaning given to such term in SECTION 11.7(D).

  "Permitted Acquisition" shall mean (i) any Allowed Acquisition or (ii) any Acquisition to which the Required Lenders have consented pursuant to SECTION 6.9(B) and with respect to which all of the other requirements of SECTION 6.9 applicable to such Acquisition are satisfied or otherwise waived in writing by the Required Lenders.

  "Permitted Liens" shall have the meaning given to such term in SECTION 8.3.

  "Permitted Lines of Business" shall mean the business of video tape rental and sales and the rental or sale of products and services reasonably ancillary thereto.

  "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

  "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

  "Pledge Agreement" shall mean a pledge agreement made by the Borrower in favor of the Agent, in substantially the form of EXHIBIT E, as amended, modified or supplemented from time to time.

    "Prohibited Transaction" shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or
(ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Reference Period" shall mean, with respect to any date:

               (i) in calculating Consolidated Operating Cash Flow for purposes of determining the Leverage Ratio as of such date, the applicable periods ending on such date as set forth in the proviso contained in the definition of Consolidated Operating Cash Flow;

               (ii) except as specifically provided in clause (i) above, in calculating any item for purposes of any determination of compliance with the limitations set forth in clauses (ii) and (iii) of SECTION 6.9 and the financial covenants set forth in SECTIONS 7.2 through 7.5 as of the last day of any fiscal month up to and including the fiscal month ending January 5, 1997 (including the calculation of Consolidated Operating Cash Flow for purposes of determining the Fixed Charge Coverage Ratio and the Interest Coverage Ratio as of the last day of any such fiscal month), the period of twelve consecutive fiscal months ending on such date; and

               (iii) except as specifically provided in clause (i) above, in calculating any item for purposes of any determination of compliance with the limitations set forth in clauses (ii) and (iii) of SECTION 6.9 and the financial covenants set forth in SECTIONS 7.2 through 7.5 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending April 6, 1997 (including the calculation of Consolidated Operating Cash Flow for purposes of determining the Fixed Charge Coverage Ratio and the Interest Coverage Ratio as of the last day of any such fiscal quarter), the period of four consecutive fiscal quarters ending on such date.

     "Refunded Swingline Loans" shall have the meaning given to such term in
SECTION 2.2(D).

     "Register" shall have the meaning given to such term in SECTION 11.7(B).

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 3.4.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean (i) at any time prior to the Termination Date, the Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments at such time, and (ii) on and after the Termination Date, the Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the sum of the aggregate principal amount of the Loans outstanding at such time and the aggregate Letter of Credit Exposure of all Lenders at such time (or, if at any time on or after the Termination Date at which no Loans or Letters of Credit are outstanding, the Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments immediately prior to the termination of the Commitments).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to the Borrower, any of the chief executive officer, the president, the chief financial officer, any executive vice president or any senior vice president of the Borrower.

     "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Revolving Loans" shall have the meaning given to such term in SECTION 2.1(A).

     "Security Documents" shall mean the Pledge Agreement and all other pledge or security agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to SECTION 6.10 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subordinated Indebtedness" shall have the meaning given to such term in
SECTION 8.2.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, in the case of a corporation, or of the ownership or beneficial interests, in the case of a Person not a corporation, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Swingline Commitment" shall mean $3,000,000 or, if less, the Aggregate Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Swingline Lender" shall mean First Union in its capacity as maker of Swingline Loans, and its successors in such capacity.

     "Swingline Loans" shall have the meaning given to such term in SECTION 2.1(B).

     "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Maturity Date.

     "Swingline Note" shall mean the promissory note of the Borrower in substantially the form of EXHIBIT A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Terminating Senior Indebtedness" shall mean all indebtedness and other monetary obligations of the Borrower and its Subsidiaries under (i) the Loan Agreement, dated as of December 21, 1994, between the Borrower and certain of its Subsidiaries, as borrowers, and SouthTrust Bank of Alabama, N.A., as lender, and (ii) all loan agreements, promissory notes and similar agreements or instruments evidencing indebtedness for money borrowed and to which Home Vision Entertainment, Inc. or Hollywood Video, Inc. is a party; provided, however, that
                                                         --------  -------
the term "Terminating Senior Indebtedness" shall not include any such indebtedness or other obligations permitted under SECTION 8.2 to remain, and that in fact remains, outstanding at any time from and after the Closing Date.

     "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to SECTION 2.5 or SECTION 9.2.

     "Type" shall have the meaning given to such term in SECTION 2.2(A).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the sum of (i) the aggregate
                                      ----
principal amount of all Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate
                                                          ----
principal amount of all Swingline Loans that are outstanding at such time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding capital stock or other ownership interests of such Subsidiary is owned, directly or indirectly, by such Person.

      .1.  Accounting Terms.  Except as specifically provided otherwise in
           ----------------
this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles. Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in SECTIONS 7.1 through 7.5, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

      .2. Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender and the Swingline Lender unless specifically provided otherwise or unless the context otherwise requires.

                                   ARTICLE I

                       AMOUNT AND TERMS OF THE LOANS

     I.1. Commitments; Loans.  (a)  Each Lender severally agrees, subject to and
          ------------------
on the terms and conditions of this Agreement, to make loans (each, a "Revolving Loan," and collectively, the "Revolving Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Commitment at such time over its Letter of Credit Exposure at such time, provided that no
                                                           --------
Borrowing of Revolving Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made pursuant to such Borrowing) would exceed the Aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

     (b) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Loans made by the Swingline Lender in its capacity as a Lender outstanding at such time, may exceed its Commitment at such time, but provided that no Borrowing of Swingline
                                        --------
Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time would exceed the Aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to SECTION 2.2(D)) and reborrow Swingline Loans.

     I.2. Borrowings. (a)  The Revolving Loans shall, at the option of the
          ----------
Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Revolving Loan), provided that
                                                                   --------
(i) all Revolving Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type and (ii) notwithstanding any other provision of this Agreement, no LIBOR Loans having an Interest Period of longer than one month may be borrowed at any time prior to the earlier of the 60th day after the Closing Date and the date upon which the Agent determines in its sole discretion, and notifies the Borrower, that the primary syndication of the credit facility provided for hereunder has been completed (the earlier of such dates, the "Syndication Completion Date"). The Swingline Loans shall be Base Rate Loans at all times.

     (b) In order to make a Borrowing of Revolving Loans (other than Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to SECTION 2.2(D), and other than Borrowings involving continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to
SECTION 2.10), the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that a request for a
                                 --------  -------
Borrowing to be made on the Closing Date may, at the discretion of the Agent, be given later than the time specified therefor as set forth hereinabove. Each such notice (each, a "Notice of Revolving Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (x) the aggregate principal amount and initial Type of the Revolving Loans to be made pursuant to such Borrowing, (y) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (z) the requested Borrowing Date, which shall be a Business Day. Notwithstanding anything to the contrary contained herein:

               (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the Aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $2,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

               (ii) if the Borrower shall have failed to designate the Type of Revolving Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

               (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

Upon its receipt of a Notice of Revolving Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in SECTION 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Agent.

     (c) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Agent and the Swingline Lender written notice (or oral notice promptly confirmed in writing) not later than 12:00 noon, Charlotte time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-2 (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT B-2) and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $50,000 and, if greater, shall be in an integral multiple of $10,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Agent at its office referred to in SECTION 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline

Loan. To the extent the Swingline Lender has made such amount available to the Agent as provided hereinabove, the Agent will make such amount available to the Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Agent.

     (d) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (without regard to whether an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Agent and each other Lender (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m., Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Revolving Borrowing given by the Borrower) requesting the Lenders to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender (other than the Swingline Lender) will make available to the Agent at its office referred to in SECTION 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender's ratable share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by SECTION 2.14(B).

     (e) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to subsection (d) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Commitment bears to the Aggregate Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available to the Agent at its office referred to in SECTION 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent. In the event any such Lender fails to make available to the Agent the amount of such Lender's participation as provided in this subsection (e), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender's ratable share of such payment.

     (f) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to subsection (d) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to subsection (e) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto; provided, however, that no Lender shall have any obligation to
              --------  -------
make a Revolving Loan for the purpose of repaying, or to purchase any participation in, any Swingline Loan if, at the time of making such Swingline Loan, the Swingline Lender had actual knowledge that the conditions to making such Swingline Loan set forth herein were not satisfied or waived.

     I.3.   Disbursements; Funding Reliance; Domicile of Loans.  (a)  The
            --------------------------------------------------
Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any
                     --------
circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to Loans comprising such Borrowing, as determined under the provisions of SECTION
2.7. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Revolving

Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of
                                               --------
such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     I.4. Notes.  (a)  The Revolving Loans made by each Lender shall be
          -----
evidenced by a Revolving Credit Note appropriately completed in substantially the form of EXHIBIT A-1. Each Revolving Credit Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of
SECTION 2.7, as the same may be applicable to the Revolving Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (b) The Swingline Loans made by the Swingline Lender shall be evidenced by a Swingline Note appropriately completed in substantially the form of EXHIBIT A-
2. The Swingline Note shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Swingline Commitment, (v) bear interest in accordance with the provisions of SECTION 2.7, as the same may be applicable to the Swingline Loans made from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any
                                      --------  -------
Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

     I.5. Termination and Reduction of Commitments and Swingline Commitment.
          -----------------------------------------------------------------
(a) The Commitments shall be automatically and permanently terminated on the Maturity Date, and the Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date, in each case unless sooner terminated pursuant to subsections (b), (c) or (d) below or SECTION 9.2.

     (b) On each date set forth below, the Aggregate Commitments shall automatically be permanently reduced by the amount set forth below opposite such date (such amounts being subject to reduction as set forth in subsection (e) below):

                             Amount of Reduction in
       Date                  Aggregate Commitments
       ----                 ------------------------

   March 31, 1998                   $ 9,375,000
   June 30, 1998                      9,375,000
   September 30, 1998                 9,375,000
   December 31, 1998                  9,375,000
   March 31, 1999                    14,062,500
   June 30, 1999                     14,062,500
   September 30, 1999                14,062,500
   December 31, 1999                 14,062,500
   March 31, 2000                    15,625,000
   June 30, 2000                     15,625,000

   (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the Aggregate Unutilized Commitments or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an aggregate amount of not
- --------
less than $5,000,000 ($1,000,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

   (d) The Aggregate Commitments shall, on each date upon which a prepayment of the Loans is required under SECTIONS 2.6(D) through 2.6(F), be automatically and permanently reduced by an amount equal to the amount of such required prepayment.

   (e) Each reduction of the Commitments pursuant to this SECTION 2.5 shall be applied ratably among the Lenders according to their respective Commitments and shall be applied to reduce the scheduled reduction amounts set forth in the table in subsection (b) above ratably in accordance with their respective dollar amounts. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Commitments pursuant to this SECTION 2.5 that has the effect of reducing the Aggregate Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Aggregate Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

   I.6.  Voluntary and Mandatory Payments and Prepayments.  (a) At any
         ------------------------------------------------
time and from time to time, the Borrower shall have the right to prepay the Revolving Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice to the Agent given not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial
                                        --------
prepayment of Revolving Loans shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single

Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $2,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and
(iii) unless made together with all amounts required under SECTION 2.17 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and the Types of the Revolving Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. The Borrower may prepay the Swingline Loans at any time and from time to time after the date hereof, in whole or in part, without notice, premium or penalty, provided that each partial
                                                      --------
prepayment of Swingline Loans shall be in an aggregate principal amount of not less than $50,000 or, if greater, an integral multiple of $10,000 in excess thereof. Amounts prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

   (b) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal amount of the Revolving Loans in full on the Maturity Date and will repay the aggregate outstanding principal amount of the Swingline Loans in full on the Swingline Maturity Date.

   (c) In the event that, at any time (including on any date set forth in the table in SECTION 2.5(B)), the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the Aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess; provided that, to the extent such excess amount is
                       --------
greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as cover for the Letter of Credit Exposure of the Lenders, as more particularly described in
SECTION 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

   (d) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 20% of the Net Cash Proceeds from any Equity/Debt Issuance and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds.

   (e) Not later than 180 days after its receipt of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied to the repair or replacement of property subject to such Casualty Event) and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that
                                                         --------  -------
no such prepayment shall be required until the aggregate amount of Net Cash Proceeds from any Casualty Event (less any amounts theretofore applied to the repair or replacement of affected property) exceeds $500,000, but at such time the cumulative aggregate amount of such Net Cash Proceeds not theretofore subject to prepayment under this subsection (e) shall become subject to prepayment.

   (f) Not later than 120 days after its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (less any amounts theretofore expended to acquire assets or properties or otherwise reinvested in its businesses) and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that no such prepayment shall be required
                   --------  -------
until the aggregate amount of Net Cash Proceeds from any Asset Disposition (less any amounts theretofore expended to acquire assets or properties or otherwise reinvested) exceeds $500,000, but at such time the cumulative aggregate amount of such Net Cash Proceeds not theretofore subject to prepayment under this subsection (f) shall become subject to prepayment. Notwithstanding the foregoing, nothing in this subsection (f) shall be deemed to permit any Asset Disposition not expressly permitted under SECTION 8.4.

   (g) Each prepayment of the Loans made pursuant to subsections (c) through (f) above shall be applied ratably among the Lenders holding Loans in proportion to the principal amount held by each, and in the case of prepayments made pursuant to subsections (d) through (f) above, with a corresponding reduction to the Commitments as provided in SECTION 2.5(D). Each prepayment made pursuant to subsections (c) through (f) above shall be applied to prepay all Swingline Loans (together with all accrued interest thereon) before any Revolving Loans are prepaid and, as among Revolving Loans, shall be applied to prepay all Base Rate Loans before any LIBOR Loans are prepaid.

   (h) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this SECTION 2.6 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
SECTION 2.17 to be paid as a consequence thereof.

   I.7.  Interest.  (a)  The Borrower will pay interest in respect of the unpaid
         --------
principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

   (b) Upon the occurrence and during the continuance of an Event of Default under SECTION 9.1(A) or SECTION 9.1(B), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

   (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

               (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of
     SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are
                                   --------
     repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

               (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause
     (iv) in SECTION 2.9) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the
                                                         --------
     event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

               (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the
                                              --------
aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Revolving Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to
                         --------  -------
provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     I.8.  Fees. The Borrower agrees to pay:
           ----

     (a) To First Union, for its own account, the fees described in paragraph
(i) of the Fee Letter, in the amounts and at the times set forth therein and to the extent not theretofore paid to First Union;

     (b) To the Agent, for the account of each Lender, a commitment fee for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the applicable Margin Percentage on such Lender's ratable share (based on the proportion that its Commitment bears to the Aggregate Commitments) of the average daily Aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date;

     (c) To the Agent, for the account of each Lender, a letter of credit fee for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the applicable Margin Percentage for LIBOR Loans in effect from time to time during such quarter on such Lender's ratable share (based on the proportion that its Commitment bears to the Aggregate Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Lender, for its own account, a facing fee for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit (provided, however, that, notwithstanding the
                                  --------  -------
foregoing, the amount of such fee with regard to any single Letter of Credit shall not be less than $500), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit; and

     (e) To the Agent, for its own account, the annual administrative fee described in paragraph (ii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

   I.9.  Interest Periods. Concurrently with the giving of a Notice of Revolving
         ----------------
Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, three or six-month period; provided, however, that:

               (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

               (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

               (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires after the Maturity Date;

               (vi) the Borrower may not select any Interest Period having a duration longer than one month at any time prior to the Syndication Completion Date;

               (vii) no Interest Period may be selected that would end after a scheduled date for repayment of principal of the Revolving Loans (including any date of a scheduled mandatory reduction of the Aggregate Commitments) occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the sum of (y) the aggregate principal amount of Revolving Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date plus (z) the Aggregate Unutilized Commitments as of such
                    ----
     date, equals or exceeds the principal amount required to be paid on such principal repayment date;

               (viii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

               (ix) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

     I.10.  Conversions and Continuations.  (a)  The Borrower shall have the
            -----------------------------
right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any such conversion of LIBOR Loans into Base Rate Loans shall
- --------
involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $2,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $2,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in SECTION 2.15(D), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.17 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Revolving Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

      I.11.  Method of Payments; Computations.  (a)  All payments by the
             --------------------------------
Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders or the Swingline Lender, as applicable (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in SECTION 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (iv) in SECTION 2.9 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Lender like amounts relating to payments made to the Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

  (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

  (d) Each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment not made as and when required hereunder to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Agent and the Borrower); provided,
                                                                --------
however, that the failure to give such notice shall not affect the validity of
- -------
such debit by such Lender.

  (e) With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Credit Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the specific Loans or other Obligations that are to be paid, repaid or prepaid, provided that (i) unless made together with all amounts required under
         --------
SECTION 2.17 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto, and
(ii) each payment on account of any Obligations to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such Obligations owed to them respectively. In the absence of any such designation by the Borrower, or if an Event of Default has occurred and is continuing, the Agent shall make such designation in its sole discretion or as the Required Lenders may direct, subject to the foregoing and to the other provisions of this Agreement and provided that, notwithstanding the foregoing,
                                 --------
any payments received by the Agent under any circumstances described in this sentence shall be applied first to repay all outstanding Swingline Loans together with all accrued interest thereon.

  (f) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 or 366 days, as the case may be (in the case of interest on Base Rate Loans), or 360 days (in all other instances), and the actual number of days (including the first day, but excluding the last day) elapsed.

     I.12.  Recovery of Payments.  (a) The Borrower agrees that to the extent
            --------------------
the Borrower makes a payment or payments to or for the account of the Agent, the Issuing Lender or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

  (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     I.13.  Use of Proceeds.  The proceeds of the Loans shall be used solely
            ---------------
(i) to repay the Terminating Senior Indebtedness in full, (ii) to pay or reimburse reasonable transaction fees and expenses in connection with the transactions described in clause (i) above and the consummation of the transactions contemplated hereby, and (iii) for working capital and general corporate purposes and to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in SECTION 6.9.

     I.14.   Pro Rata Treatment; Sharing of Payments.  (a)  All fundings,
             ---------------------------------------
continuations and conversions of Revolving Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of any Revolving Loans pursuant to SECTIONS 2.2(B), 2.2(D) or 2.2(E)) or Revolving Loans (in the case of continuations and conversions of outstanding Revolving Loans pursuant to SECTION 2.10), as applicable from time to time.

  (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided,
                                                                --------
however, that if all or any portion of such excess payment is thereafter
- -------
recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     I.15.  Increased Costs; Change in Circumstances; Illegality; etc.  (a) If,
            ---------------------------------------------------------
at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition affecting its LIBOR Loans, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or to reduce the amount of any sum received or receivable by such Lender hereunder (including with respect to Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender (which demand shall be accompanied by a written explanation in reasonable detail, showing the basis for such demand), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

    (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor (which demand shall be accompanied by a written explanation in reasonable detail, showing the basis for such demand), pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

  (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

  (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Revolving Borrowing but for which the Borrowing Date has not arrived), and
(iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

  (e) Determinations by the Agent or any Lender for purposes of this SECTION
2.15 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive,

provided that such determinations are made in good faith.  No failure by the
- --------
Agent or any Lender at any time to demand payment of any amounts payable under this SECTION 2.15 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this SECTION
2.15 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     I.16.   Taxes.  (a) Any and all payments by the Borrower hereunder or under
             -----
any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.16), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

  (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.16) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

  (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this SECTION 2.16 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such
- --------  -------
Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

  (d) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to each of the Agent and the Borrower, on or prior to the date of any payment by the Borrower to such Lender under this Agreement or the Notes, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, in each case certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

  (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     I.17.   Compensation.  The Borrower will compensate each Lender upon demand
             ------------
(which demand shall be accompanied by a written explanation in reasonable detail, showing the basis for such demand) for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Revolving Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this SECTION 2.17 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in
                 --------  -------
any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 2.17. Determinations by any Lender for purposes of this SECTION 2.17 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such
                                                         --------
determinations are made in good faith.

                                  ARTICLE II

                               LETTERS OF CREDIT

     II.1.   Issuance.  Subject to and upon the terms and conditions herein set
             --------
forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 3.2, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

    (a) No Letter of Credit shall be issued the Stated Amount of which, upon issuance, (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $10,000,000 or (ii) when added to the sum of
(x) the aggregate Letter of Credit Exposure of all Lenders at such time, (y) the aggregate principal amount of all Revolving Loans then outstanding and (z) the aggregate principal amount of all Swingline Loans then outstanding, would exceed the Aggregate Commitments at such time;

    (b) Unless the Issuing Lender otherwise agrees, there shall not be more than four (4) Letters of Credit issued and outstanding at any time;

    (c) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may,
                                 --------  -------
if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

    (d) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTION 4.2 are not then satisfied or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     II.2.  Notices. Whenever the Borrower desires the issuance of a Letter of
            -------
Credit, the Borrower will give the Issuing Lender written notice (with a copy to the Agent) not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of EXHIBIT B-4 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Agent of such issuance, and the Agent will give prompt notice thereof to each Lender.

     II.3.  Participations.  Immediately upon the issuance of any Letter of
            --------------
Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the Aggregate Commitments represented by such Lender's Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee
                                         --------  -------
relating to Letters of Credit described in SECTION 2.8(D) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Commitments of any of the Lenders pursuant to SECTION 11.7(A), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     II.4.  Reimbursement. The Borrower hereby agrees to reimburse the Issuing
            -------------
Lender by making payment to the Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment, together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, the Adjusted Base Rate as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     II.5.  Payment by Revolving Loans.  In the event that the Issuing Lender
            --------------------------
makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 3.4, and to the extent that any amounts then held in the Cash Collateral

Account established pursuant to SECTION 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Agent, and the Agent will promptly notify each Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Lender will make available to the Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the Aggregate Commitments represented by such Lender's Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Agent. The failure of any Lender to make available to the Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's pro rata share of any such payment. Each such payment by a Lender under this SECTION 3.5 of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Lender (the Borrower being deemed to have given a timely Notice of Revolving Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the Aggregate
                --------
Unutilized Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     II.6.  Payment to Lenders.  Whenever the Issuing Lender receives a
            ------------------
payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to SECTION 3.5, the Issuing Lender will promptly pay to the Agent, and the Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

     II.7.  Obligations Absolute.  The Reimbursement Obligations of the
            --------------------
Borrower, and the obligations of the Lenders under SECTION 3.5 to make payments to the Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit, any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g) The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

      II.8. Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Agent, at the direction, or with the consent, of the Required Lenders, may require the Borrower to deliver to the Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.6(C), the Agent will retain such amount as may then be required to be retained under the proviso in SECTION 2.6(C), such amounts in each case under clauses (i) and (ii) above to be held by the Agent in a cash collateral account (the "Cash Collateral Account") as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Agent may direct. If the Borrower is required to provide cash collateral pursuant to SECTION 2.6(C), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (x) the aggregate principal amount of all Revolving Loans outstanding at such time, (y) the aggregate principal amount of all Swingline Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the Aggregate Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three
(3) Business Days after all Events of Default have been cured or waived.

     II.9.  Effectiveness. Notwithstanding any termination of the Commitments or
            -------------
repayment of the Loans, or both, the obligations of the Borrower under this
ARTICLE III shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                  ARTICLE III

                            CONDITIONS OF BORROWING

     III.1.    Conditions of Initial Borrowing.  The obligation of each
               -------------------------------
Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent:

    (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and the certificates and instruments required to be delivered under the Pledge Agreement, in sufficient copies for each Lender:

               (i) a Revolving Credit Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, and a Swingline Note for the Swingline Lender, in the amount of the Swingline Commitment, each duly completed and executed by the Borrower;

               (ii) the Pledge Agreement, duly completed and executed by the Borrower, together with all certificates evidencing the capital stock being pledged thereunder and undated stock powers for each such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank;

               (iii) the Guaranty, duly completed and executed by the Subsidiaries of the Borrower (other than Immaterial Subsidiaries and Liquidating Subsidiaries);

               (iv) a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (A) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the initial Loans hereunder and the application of the proceeds thereof, (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the initial Loans hereunder and the application of the proceeds thereof, and (C) both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, no Material Adverse Change has occurred since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change;

               (v) a certificate of the secretary or an assistant secretary of each of the Borrower and its Subsidiaries (other than Immaterial Subsidiaries and Liquidating Subsidiaries), in form and substance satisfactory to the Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) as to the Borrower only, that attached thereto is a true and complete copy of the bylaws of the Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) as to the Borrower only, that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above; and

               (vi) the favorable opinions of (i) S. Page Todd, general counsel to the Borrower, addressed to the Agent and the Lenders, and (ii) Maynard, Cooper & Gale, P.C., special counsel to the Borrower, addressed to the Agent and the Lenders, in each case in form and substance satisfactory to the Agent and the Lenders.

     (b) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Subsidiaries (other than Immaterial Subsidiaries and Liquidating Subsidiaries) under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (ii) a certificate as of a recent date of the qualification of the Borrower to conduct business as a foreign corporation, from the Secretary of State of Alabama, and (iii) a certificate as of a recent date of the good standing of each of the Borrower and M.G.A. from the Department of Revenue of the State of Alabama.

     (c) All legal matters, documentation and corporate or other proceedings incident to the transactions contemplated hereby shall be reasonably acceptable to the Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that, in the opinion of the Agent, would otherwise be reasonably likely to have a Material Adverse Effect.

     (d) Since December 31, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (e) The Borrower shall have paid (i) to First Union, the unpaid balance of the fees described in paragraph (i) of the Fee Letter, (ii) to the Agent, the initial payment of the annual administrative fee described in paragraph (ii) of the Fee Letter, and (iii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (f) The Agent shall have received the results of Lien searches in the names of the Borrower and its Subsidiaries in jurisdictions designated by the Agent, and such results shall indicate to the satisfaction of the Agent the absence of any Liens upon the assets or properties of the Borrower and its Subsidiaries other than Permitted Liens.

     (g) The Agent shall have received a certificate of the Borrower, in form satisfactory to the Agent, reflecting the calculation of the Leverage Ratio as of June 30, 1996. For purposes of this subsection (g), (i) Consolidated Funded Debt as of such date shall be determined pursuant to the good faith estimate of the Borrower's chief financial officer and shall give pro forma effect to the initial Borrowings made hereunder on the Closing Date as if made on June 30, 1996, and (ii) Consolidated Operating Cash Flow for the period of six consecutive fiscal months ended June 30, 1996 shall, to the extent not based upon previously released financial statements of the Borrower and its Subsidiaries, be determined pursuant to the good faith estimate of the Borrower's chief financial officer, and shall give pro forma effect to the Acquisitions of Home Vision Entertainment, Inc. and Hollywood Video, Inc. as if such Acquisitions had been consummated on the first day of such six-fiscal month period (provided that such Acquisitions are in fact consummated prior to or
        --------
concurrently with the making of the initial Borrowings hereunder); and the result of such determination shall be multiplied by two (2).

     (h) The Agent shall have completed its due diligence review of the Borrower and its Subsidiaries, including, without limitation, inspection of facilities, books and records, and material contracts and agreements, and any other investigations that the Agent shall have deemed necessary in connection therewith, and the results thereof shall be satisfactory to the Agent.

     (i) The Agent shall have received evidence satisfactory to it that, concurrently with the making of the initial Loans hereunder, (i) all principal, interest and other amounts outstanding with respect to the Terminating Senior Indebtedness shall be repaid and satisfied in full, (ii) all commitments to extend credit under the agreements and instruments relating thereto shall be terminated, and (iii) any Liens securing any Terminating Senior Indebtedness shall be released and any related filings terminated of record (or arrangements satisfactory to the Agent made therefor). Additionally, the Agent or the Borrower shall have received all UCC-1 financing statements and other instruments that have been previously executed by the Borrower or any of its Subsidiaries in connection with the Terminating Senior Indebtedness in favor of, and that have been held for subsequent filing or recordation by, SouthTrust Bank of Alabama, N.A.

     (j) The Agent shall have received evidence satisfactory to it that the product of (y) Consolidated Operating Cash Flow for the period of six consecutive fiscal months ended June 30, 1996 and (z) two (2), is not less than $21,500,000. For purposes of this subsection (j), such calculation shall, to the extent not based upon previously released financial statements of the Borrower and its Subsidiaries, be determined pursuant to the good faith estimate of the Borrower's chief financial officer, and shall give pro forma effect to the Acquisitions of Home Vision Entertainment, Inc. and Hollywood Video, Inc. as if such Acquisitions had been consummated on the first day of such six-fiscal month period (provided that such Acquisitions are in fact consummated prior to
              --------
or concurrently with the making of the initial Borrowings hereunder).

     (k) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (l) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.

     III.2.  Conditions of All Borrowings.  The obligation of each Lender to
             ----------------------------
make any Loans hereunder, including the initial Loans (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to
SECTION 2.2(D)), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Agent shall have received a Notice of Revolving Borrowing in accordance with SECTION 2.2(B), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with SECTION 2.2(C), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with SECTION 3.2, as applicable;

     (b) Each of the representations and warranties contained in ARTICLE V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and the Lenders as follows:

     IV.1.  Corporate Organization and Power.  Each of the Borrower and its
            --------------------------------
Subsidiaries

(other than any Liquidating Subsidiaries) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Borrower is duly qualified to do business as a foreign corporation and is in good standing in the State of Alabama.

     IV.2.  Authorization; Enforceability.  Each of the Borrower and its
            -----------------------------
Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     IV.3.  No Violation. The execution, delivery and performance by each of the
            ------------
Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any Material Contract to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     IV.4.   Governmental Authorization; Permits.  (a)  No consent,
             -----------------------------------
approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof.

     (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     IV.5.  Litigation.  There are no actions, investigations, suits or
            ----------
proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

     IV.6.  Taxes. Each of the Borrower and its Subsidiaries has timely filed
            -----
all federal, state and local tax returns and reports required to be filed by it (other than such local tax returns and reports the failure to file which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect) and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as described in SCHEDULE 5.6, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     IV.7.  Subsidiaries.  SCHEDULE 5.7 sets forth a list, as of the Closing
            ------------
Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof (and such list indicates which Subsidiaries are Immaterial Subsidiaries). Except for the shares of capital stock expressly indicated on SCHEDULE 5.7, there are no shares of capital stock or warrants, rights, options or other equity securities of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable. The Borrower is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens other than the Liens created pursuant to the Pledge Agreement.

     IV.8.  Full Disclosure. All factual information heretofore or
            ---------------
contemporaneously furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

    IV.9.  Margin Regulations. Neither the Borrower nor any of its
           ------------------
Subsidiaries is engaged
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (except for purchases by the Borrower of outstanding shares of its capital stock permitted by SECTION 8.6 and made in compliance with the applicable provisions of Regulations G, T, U and X), to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

      IV.10.  No Material Adverse Change. There has been no Material Adverse
              --------------------------
Change since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

      IV.11.  Financial Matters.  (a)  The Borrower has heretofore furnished to
              -----------------
the Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1995, 1994, and 1993, and the related statements of income and cash flows for the fiscal years ended December 31, 1995 and 1994 and the nine-month period ended December 31, 1993, together with the opinion of Ernst & Young thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1996, and the related statements of income and cash flows for the three-month period then ended. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited financial statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) Each of the Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) will have capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) will have assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) will not intend to, and will not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     IV.12. Ownership of Properties.  Each of the Borrower and its Subsidiaries
            -----------------------
(i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 5.11(A) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

      IV.13.  ERISA.   Each Plan is and has been administered in compliance in
              -----
all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

      IV.14.  Environmental Matters.  (a) Except as described in SCHEDULE 5.14,
              ---------------------
no Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or, to the knowledge of the Borrower, is presently the subject of an environmental audit, assessment or remedial action.

     (b) To the knowledge of the Borrower, except as described in SCHEDULE 5.14,
(i) no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

      IV.15.  Compliance With Laws.  Each of the Borrower and its Subsidiaries
              --------------------
has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     IV.16.   Regulated Industries.  Neither the Borrower nor any of its
              --------------------
Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     IV.17.   Insurance. SCHEDULE 5.17 sets forth a true and complete summary of
              ---------
all insurance policies or arrangements carried or maintained by the Borrower and its Subsidiaries. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     IV.18.   Material Contracts.  Each Material Contract existing as of the
              ------------------
Closing Date is (and each Material Contract entered into after the Closing Date, upon execution and delivery, will be) in full force and effect, and neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in material default under any such Material Contract.

     IV.19.   Security Documents. The provisions of each of the Security
              ------------------
Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Agent, for the benefit of the Lenders, upon the initial extension of credit hereunder and the possession by the Agent of certificates evidencing the securities pledged thereby, a valid and enforceable first priority perfected security interest in and Lien upon all right, title and interest of the Borrower and its Subsidiaries, as applicable, in the Collateral described therein, subject only to Permitted Liens.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

  The Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

      V.1. Financial Statements. The Borrower will deliver to each Lender:
           --------------------

     (a) As soon as available and in any event within forty-five (45) days after the end of each fiscal month, beginning with the fiscal month ended June 30, 1996 and continuing up to and including the fiscal month ending January 5, 1997, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the month then ended and for that portion of the fiscal year then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month;

     (b) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ended June 30, 1996, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (c) As soon as available and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending January 5, 1997,
(i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such
                                           --------  -------
accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

     V.2. Other Business and Financial Information. The Borrower will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in SECTION 6.1, a Compliance Certificate in the form of EXHIBIT D with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the Acquisition covenants set forth in clauses (ii) and (iii) of SECTION 6.9(A) and the financial covenants set forth in SECTIONS 7.1 through 7.5 as of the last day of the period covered by such financial statements;

     (b) As soon as available and in any event within thirty (30) days prior to the end of each fiscal year, beginning with the fiscal year ending January 5, 1997, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of the chief financial officer of the Borrower to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby;

     (c) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

  (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, and (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange;

   (e) Promptly upon (and in any event within ten (10) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

               (i) the occurrence of any Default or Event of Default, together with a written statement of the chief executive officer or chief financial officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

               (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 5.5 or this SECTION 6.3(E)(II);

               (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of (i) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

               (iv) the occurrence of any ERISA Event, together with (i) a written statement of the chief executive officer or chief financial officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (iii) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

               (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

               (vi) the occurrence of any of the following: (i) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned;
     (ii) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or
     (iii) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (i),
     (ii) and (iii) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

               (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the chief executive officer or chief financial officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

  (f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA, and including any statements, audits or other reports submitted by or on behalf of the Borrower or any of its Subsidiaries to any state Governmental Authority) as the Agent or any Lender may from time to time reasonably request.

  V.3. Corporate Existence; Franchises; Maintenance of Properties.
       ----------------------------------------------------------
The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by SECTION 8.1,
(ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

  V.4. Compliance with Laws.  The Borrower will, and will cause each of its
       --------------------
Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

  V.5. Payment of Obligations.  The Borrower will, and will cause each of its
       ----------------------
Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the
                                         --------  -------
Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

  V.6. Insurance.  The Borrower will, and will cause each of its Subsidiaries
       ---------
to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

  V.7. Maintenance of Books and Records; Inspection.  The Borrower will,
       --------------------------------------------
and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and
(ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     V.8. Interest Rate Protection.  At March 31, 1997, the Borrower shall have
          ------------------------
entered into or obtained, and the Borrower will thereafter maintain in full force and effect, Hedge Agreements in form and substance reasonably satisfactory to the Agent the effect of which shall be to fix or limit interest rates payable by the Borrower as to at least fifty percent (50%) of all principal amounts outstanding at such date under all Funded Debt of the Borrower and its Subsidiaries for a period of not less than three (3) years after such date. The Borrower will deliver to the Agent, promptly upon receipt thereof, copies of such Hedge Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Agent to evidence its compliance with the provisions of this Section.

     V.9.  Permitted Acquisitions.  (a)  Subject to the provisions of subsection
           ----------------------
(c) below and the requirements contained in the definition of Allowed Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Allowed Acquisitions, provided that, with respect to each Allowed Acquisition:
              --------

               (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Allowed Acquisition or would exist immediately after giving effect thereto;

               (ii) To the extent payable in cash, the Acquisition Amount with respect thereto, together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash) for all other Allowed Acquisitions consummated during the same Reference Period, shall not exceed $75,000,000; and

               (iii) the Acquisition Amount with respect thereto (regardless of the form of consideration) (y) shall not exceed $15,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Allowed Acquisitions consummated during the same Reference Period, shall not exceed $95,000,000;

and provided further that, for purposes of determining compliance with the
    -------- -------
limitations set forth in clauses (ii) and (iii) above, the Acquisitions of Home Vision Entertainment, Inc. and Hollywood Video, Inc. (together with any other Acquisitions consummated prior to the Closing Date) shall be excluded.

     (b) Subject to the terms and conditions of this Agreement and any additional terms and conditions that may be specified by the Agent or the Required Lenders, the Borrower may from time to time after the Closing Date effect Acquisitions that are not Allowed Acquisitions, but in each instance only with the prior written consent of the Required Lenders.

     (c) Not less than five (5) Business Days after the consummation of any Allowed Acquisition with respect to which the Acquisition Amount exceeds $5,000,000, the Borrower shall have delivered to the Agent and each Lender a summary description of the material terms of such Allowed Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Allowed Acquisition, together with summary financial information (including statements of revenues and cash flows) with respect to each such acquired Person or business.

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this SECTION 6.9 and in the description furnished under subsection (c) above have been satisfied and that the same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 4.2 and 9.1.

     (e) The Borrower will furnish to the Agent and the Lenders such other information regarding any Allowed Acquisition and the assets, business or Persons that are the subject thereof as the Agent or any Lender may from time to time reasonably request (it being understood that the provisions of this subsection (e) shall not be deemed to limit or restrict the ability of the Borrower to consummate Allowed Acquisitions subject to the other provisions of this SECTION 6.9 and subject to the other terms and conditions of this Agreement).

  V.10.   Creation or Acquisition of Subsidiaries.  Subject to the provisions of
          ---------------------------------------
SECTION 8.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries, provided that neither the aggregate fair
                                       --------
market value at any time of the assets of all Subsidiaries that are Immaterial Subsidiaries at such time, nor the aggregate gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of all Subsidiaries that are Immaterial Subsidiaries at such time, shall exceed $1,000,000, and provided further that:
                -------- -------

  (a) Promptly (and in any event within fifteen (15) Business Days) after the creation or direct or indirect acquisition by the Borrower of any such new Wholly Owned Subsidiary (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business Days) after such new Subsidiary ceases to be an Immaterial Subsidiary), such new Subsidiary will execute and deliver to the Agent a supplement or joinder to the Guaranty, pursuant to which such new Subsidiary shall become a guarantor thereunder;

  (b) Promptly (and in any event within fifteen (15) Business Days) after the creation or acquisition of any new Wholly Owned Subsidiary the capital stock or other ownership interests of which are directly owned by the Borrower (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business Days) after such new Subsidiary ceases to be an Immaterial Subsidiary), the Borrower will execute and deliver to the Agent an amendment or supplement to the Pledge Agreement pursuant to which all of the capital stock or other ownership interests of such new Subsidiary and any promissory notes from such new Subsidiary to the Borrower shall be pledged to the Agent, together with the certificates, if any, evidencing such capital stock or other ownership interests and undated stock powers duly executed in blank and any such promissory notes duly endorsed in blank; and concurrently with the creation or acquisition of any new Wholly Owned Subsidiary the capital stock or other ownership interests of which are directly owned by another Wholly Owned Subsidiary (the "Parent Subsidiary") of the Borrower (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business Days) after such new Subsidiary ceases to be an Immaterial Subsidiary), the Parent

Subsidiary will execute and deliver to the Agent a pledge agreement, in form and substance substantially identical to the Pledge Agreement, pursuant to which all of the capital stock or other ownership interests of such new Subsidiary and any promissory notes from such new Subsidiary to the Parent Subsidiary shall be pledged to the Agent, together with the certificates, if any, evidencing such capital stock or other ownership interests and undated stock powers duly executed in blank and any such promissory notes duly endorsed in blank; and

    (c) As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request in connection therewith and will take such other action as the Agent may reasonably request to create in favor of the Agent a perfected security interest therein.

    V.11.   Liquidating Subsidiaries. The Borrower will, within thirty (30) days
            ------------------------
after the Closing Date, cause each of the Subsidiaries listed on SCHEDULE 6.11 (collectively, the "Liquidating Subsidiaries") to be merged with and into M.G.A., or alternatively to be dissolved and liquidated with its assets distributed to M.G.A., in accordance with applicable Requirements of Law, and will promptly deliver to the Agent appropriate evidence thereof (including copies of all filed articles of merger or dissolution, bills of sale and other instruments effecting the foregoing). Without limitation of the foregoing, in the event that any such Liquidating Subsidiary is not so merged or dissolved and liquidated within thirty (30) days after the Closing Date (provided that such
                                                           --------
Liquidating Subsidiary is not an Immaterial Subsidiary), the Borrower (i) will promptly cause such Liquidating Subsidiary to execute and deliver to the Agent a supplement or joinder to the Guaranty, pursuant to which such Liquidating Subsidiary shall become a guarantor thereunder, (ii) will, or will cause the applicable Parent Subsidiary to, execute and deliver to the Agent an amendment or supplement to the Pledge Agreement or a new pledge agreement, as applicable, pursuant to which all of the capital stock or other ownership interests of such Liquidating Subsidiary and any promissory notes from such Liquidating Subsidiary to the Borrower or such Parent Subsidiary, as applicable, shall be pledged to the Agent, together with the certificates, if any, evidencing such capital stock or other ownership interests and undated stock powers duly executed in blank and any such promissory notes duly endorsed in blank, and (iii) will, and will cause such Liquidating Subsidiary to, deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such Liquidating Subsidiary), in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request in connection therewith.

     V.12.  Movie Time, Inc.  Within six (6) months after the Closing Date, and
            ---------------
at all times thereafter, the aggregate amount payable to Movie Time under its licensing agreements and arrangements or otherwise during any succeeding twelve-fiscal month period shall not exceed $100,000; and at all times from and after the Closing Date, the Borrower shall not cause or permit Movie Time to engage in any business or take any action other than as shall be necessary to maintain and wind down its existing licensing arrangements .

     V.13.  Further Assurances.  The Borrower will, and will cause each of its
            ------------------
Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security

Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.


                                  ARTICLE VI

                              FINANCIAL COVENANTS

  The Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

  VI.1.  Leverage Ratio.  (a) The Borrower will not permit the Leverage Ratio
         --------------
as of the last day of any fiscal month during the periods set forth below to be greater than the ratio set forth below opposite such period:


Date                              Leverage Ratio
- ----                              --------------

June 30, 1996 through
  August 4, 1996                     3.6 : 1.0

August 5, 1996 through
  September 1, 1996                 3.55 : 1.0

September 2, 1996 through
  September 29, 1996                3.45 : 1.0

September 30, 1996 through
  November 3, 1996                  3.25 : 1.0

November 4, 1996 through
  December 1, 1996                  3.15 : 1.0

December 2, 1996 through
  January 5, 1997                    3.1 : 1.0

  (b) The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

          Date                               Leverage Ratio
          ----                               --------------

          January 6, 1997 through
          April 6, 1997                          3.05 : 1.0

          April 7, 1997 through
          October 5, 1997                        2.85 : 1.0

          October 6, 1997 through
          July 5, 1998                           2.65 : 1.0

          July 6, 1998 through
          October 4, 1998                        2.45 : 1.0

          October 5, 1998 through
          April 4, 1999                           2.2 : 1.0

          Thereafter                              1.8 : 1.0

      VI.2.   Interest Coverage Ratio.  (a) The Borrower will not permit the
              -----------------------
Interest Coverage Ratio as of the last day of any fiscal month, beginning with the fiscal month ended June 30, 1996 and continuing up to and including the fiscal month ending January 5, 1997, to be less than 2.5 : 1.0.

     (b) The Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

                 Date                         Interest Coverage Ratio
                 ----                         -----------------------

                 April 6, 1997 through
                 October 5, 1997                     2.5 : 1.0

                 Thereafter                          3.0 : 1.0

      VI.3.  Fixed Charge Coverage Ratio.   (a)  The Borrower will not permit
             ---------------------------
the Fixed Charge Coverage Ratio as of the last day of any fiscal month, beginning with the fiscal month ended June 30, 1996 and continuing up to and including the fiscal month ending January 5, 1997, to be less than 1.125 : 1.0.

     (b) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

         Date                    Fixed Charge Coverage Ratio
         ----                    ---------------------------
April 6, 1997 through
  July 6, 1997                              1.125 : 1.0

Thereafter                                    1.2 : 1.0


  VI.4.  Consolidated Net Worth.  The Borrower will not permit Consolidated Net
         ----------------------
Worth:

               (i) As of the last day of any fiscal month, up to and including the fiscal month ending January 5, 1997, to be less than the sum of (i) $130,000,000, plus (ii) 75% of the aggregate of Consolidated Net Income for
                   ----
     each fiscal month ending after March 31, 1996 (provided that Consolidated
                                                    --------
     Net Income for any such fiscal month shall be taken into account for purposes of this calculation only if positive), plus (iii) 100% of the
                                                     ----
     aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other capital investments after March 31, 1996; and

               (ii) As of the last day of any fiscal quarter, beginning with the fiscal quarter ending April 6, 1997, to be less than the sum of (i) $130,000,000, plus (ii) 75% of the aggregate of Consolidated Net Income for
                   ----
     each fiscal quarter ending after March 31, 1996 (provided that Consolidated
                                                      --------
     Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus (iii) 100% of the
                                                     ----
     aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other capital investments after March 31, 1996.

     VI.5.  Capital Expenditures.  (a) The Borrower will not permit Capital
            --------------------
Expenditures during the Reference Period ending on the last day of any fiscal month, beginning with the fiscal month ended June 30, 1996 and continuing up to and including the fiscal month ending January 5, 1997, to be greater than $22,500,000.

     (b) The Borrower will not permit Capital Expenditures during the Reference Period ending on the last day of any fiscal quarter during the periods set forth below to be greater than the sum of (i) the amount set forth below opposite such period plus (ii) fifty percent (50%) of the excess, if any, of the amount set
       ----
forth below applicable to the immediately preceding Reference Period (without giving effect to any carryover from any prior Reference Period) over the actual amount of Capital Expenditures for such immediately preceding Reference Period:


               Period                                Amount
               ------                                -------

               January 6, 1997 through
               January 4, 1998                   $23,500,000

               January 5, 1998 through
               January 3, 1999                   $32,000,000

               January 4, 1999 through
               January 2, 2000                   $41,000,000

               January 3, 2000 through
               July 2, 2000                      $49,000,000


                                  ARTICLE VII

                              NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     VII.1.  Merger; Consolidation.  The Borrower will not, and will not permit
             ---------------------
or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

               (i) the Borrower shall cause the Liquidating Subsidiaries to be liquidated and wound up or merged in accordance with the provisions of
     SECTION 6.11;

               (ii) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of SECTION 6.9 shall be satisfied and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

               (iii) any Subsidiary may merge or consolidate with another
     Person so long as (x) the surviving corporation is the Borrower or a Wholly Owned Subsidiary, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of SECTIONS 6.9 and 6.10 shall be satisfied and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     VII.2.  Indebtedness.  The Borrower will not, and will not permit or cause
             ------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

               (i) Indebtedness incurred under this Agreement;

               (ii) Indebtedness existing on the Closing Date and described on
     SCHEDULE 8.2;

               (iii) unsecured Indebtedness of the Borrower and its
     Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, that is evidenced by one or more written agreements or instruments the terms, conditions and provisions (including, without limitation, subordination provisions) of which are satisfactory in form and substance to the Required Lenders in their sole discretion, and that, at a minimum and without limitation, (1) bears a stated maturity date not less than two and one-half years after the Maturity Date, (2) does not by its terms provide for any scheduled payments of principal, and does not otherwise require any payments of principal under any circumstances (other than pursuant to acceleration upon default), to be made at any time prior to one year after the Maturity Date, and (3) is evidenced by agreements and instruments that, in the aggregate for each transaction creating such Indebtedness, impose upon the Borrower and its Subsidiaries covenants and undertakings that are, in the judgment of the Required Lenders, materially less restrictive than those set forth in this Agreement (the Indebtedness described in this clause (iii), "Subordinated Indebtedness"), provided that, prior to the incurrence of any Subordinated
                     --------
     Indebtedness, (y) all agreements and instruments evidencing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Agent with their approval and on their behalf), and (z) the Borrower shall have delivered to each Lender a certificate, signed by its chief financial officer, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, the Borrower is in compliance with the financial covenants set forth in SECTIONS 7.1 through 7.5, such compliance determined with regard to calculations made on a pro forma basis in accordance with Generally Accepted Accounting Principles as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate);

               (iv) Indebtedness of the Borrower under Hedge Agreements required pursuant to SECTION 6.8;

               (v) accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

               (vi) Indebtedness under letters of credit (other than Letters of Credit issued pursuant to ARTICLE III) issued for the benefit of the Borrower and its Subsidiaries incurred in the ordinary course of business, in an aggregate amount (whether drawn or available to be drawn thereunder) not exceeding $1,000,000 at any time outstanding; and

               (vii) Indebtedness (other than Indebtedness specified in clauses (i) through (vi) above) that shall not at any time, when combined with the aggregate amount of all Indebtedness incurred under clause (vi) above outstanding at such time, exceed $15,000,000 in aggregate principal amount outstanding at such time (which Indebtedness under this clause (vi) shall include, without limitation, any Indebtedness of the Borrower and its

     Subsidiaries of the type described in, and secured by Liens of the types described in, clause (vi) of SECTION 8.3).

     VII.3.  Liens.  The Borrower will not, and will not permit or cause any
             -----
of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                (i) Liens created under the Security Documents;

               (ii) Liens in existence on the Closing Date and set forth on
            SCHEDULE 8.3;

              (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

               (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 9.1(J)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

               (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

               (vi) Purchase money Liens upon property used by the Borrower or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases), provided that the
                                                            --------
     aggregate principal amount at any time outstanding of all Indebtedness secured by such Liens, when taken together with all other Indebtedness of the Borrower and its Subsidiaries incurred subject to the limitation set forth in clause (vii) of SECTION 8.2, does not exceed the dollar amount set forth in such clause, and provided further that any such Lien (i) shall
                               -------- -------
     attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any of its Subsidiaries;

               (vii) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

               (viii) With respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

               (ix) Liens in favor of the trustee or agent under any agreement or indenture relating to Subordinated Indebtedness of the Borrower and its Subsidiaries permitted under this Agreement, covering sums required to be deposited with such trustee or agent thereunder.

     VII.4. Disposition of Assets. The Borrower will not, and will not permit or
            ---------------------
cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties, or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

               (i) sales of inventory (including rental tapes) in the ordinary course of business;

               (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

               (iii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided
                                                                      --------
     that fair value is received in exchange therefor;

               (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist; and

               (v) the sale or disposition of assets outside the ordinary course of business for cash, provided that (w) the Net Cash Proceeds from such
                           --------
     sales or dispositions do not exceed $5,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year, (x) to the extent not theretofore expended to acquire assets or properties or otherwise reinvested in its businesses of the Borrower, such Net Cash Proceeds are delivered to the Agent within ninety (90) days after receipt thereof for application in prepayment of the Loans in accordance with the provisions of
     SECTION 2.6(F), (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the capital stock or other ownership interests of any Subsidiary (other than the Liquidating Subsidiaries in accordance with SECTION 6.11, and other than Immaterial Subsidiaries), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     VII.5.  Investments.  The Borrower will not, and will not permit or cause
             -----------
any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

               (i)  Cash Equivalents;

               (ii) purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business;

               (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business or prepaid expenses incurred in the ordinary course of business;

               (iv) Without duplication, Investments consisting of Indebtedness permitted under SECTION 8.2;

               (v) Investments existing on the Closing Date and described in
     SCHEDULE 8.5;

               (vi) Investments in connection with Permitted Acquisitions with respect to which the conditions and requirements of SECTION 6.9 have been satisfied;

               (vii) Investments in existing Subsidiaries and in newly created or acquired Subsidiaries with respect to which the applicable conditions and requirements of SECTIONS 6.9 and 6.10 have been satisfied;

               (viii) Investments (other than Investments specified in clauses (i) through (vii) above) in an aggregate amount that, when combined with the aggregate amount of all stock acquisitions made by the Borrower pursuant to clause (iii) of SECTION 8.6, shall not exceed $5,000,000 for all such Investments and acquisitions from and after the Closing Date; and

               (ix) any other Investments that may be approved in writing by the Required Lenders from time to time.

  VII.6.  Restricted Payments.  (a) The Borrower will not, and will not permit
          -------------------
or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

               (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

               (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law; and

               (iii) the Borrower may purchase, redeem, retire or otherwise acquire shares of its capital stock in an aggregate amount that, when combined with the aggregate amount of all Investments made by the Borrower and its Subsidiaries pursuant to clause (viii) of SECTION 8.5, shall not exceed $5,000,000 for all such Investments and acquisitions from and after the Closing Date.

    (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

    VII.7. Transactions with Affiliates. The Borrower will not, and will not
           ----------------------------
permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this
                             --------
Section shall prohibit:

               (i) transactions described on SCHEDULE 8.7 or otherwise expressly permitted hereunder, provided that the terms of any agreement or
                          --------
     arrangement relating to any of the transactions described on SCHEDULE 8.7 are not, at any time from and after the Closing Date, materially less favorable to the Borrower and its Subsidiaries than the terms of such agreement or arrangement as in effect during the period with regard to which such agreement or arrangement is described on SCHEDULE 8.7; and

               (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

     VII.8. Certain Amendments. The Borrower will not, and will not permit or
            ------------------
cause any of its Subsidiaries to, amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon.

     VII.9.  Lines of Business.  The Borrower will not, and will not permit or
             -----------------
cause any of its Subsidiaries to, engage in any business other than the Permitted Lines of Business.

     VII.10. Limitation on Certain Restrictions. The Borrower will not, and will
             ----------------------------------
not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on

(i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

  VII.11. Fiscal Periods. The Borrower will not, and will not permit or cause
          --------------
any of its Subsidiaries to, change any of the ending dates of its fiscal quarters and fiscal years through and including the fiscal quarter ending July 2, 2000 from those set forth on SCHEDULE 8.11, unless (i) the Borrower shall have given the Lenders written notice of its intention to change any such ending dates at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Lenders, solely to reflect such new ending dates.

  VII.12. Accounting Changes. The Borrower will not, and will not permit or
          ------------------
cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles, and except for changes that would shorten amortization periods for rental video tapes, which changes are not prohibited by Regulation S-X under the Securities Act of 1933, as amended, or by any rulings or announcements by the Securities and Exchange Commission.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

  VIII.1.  Events of Default. The occurrence of any one or more of the
           -----------------
following events shall constitute an "Event of Default" :

     (a) The Borrower shall fail to pay any principal of any Loan when due;

     (b) The Borrower shall fail to pay any interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation when due, and such failure shall continue unremedied for one (1) Business Day;

     (c) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.13, 6.2(E)(I), 6.3(I), 6.9, 6.10, 6.11, ARTICLE VII or ARTICLE VIII;

     (d) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections
(a), (b) and (c) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of the date on which a Responsible Officer of the Borrower acquires knowledge thereof or the date of delivery of notice thereof by the Agent;

     (e) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (f) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $500,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both, and after giving effect to any applicable grace period), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (g) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (h) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $500,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days;

     (j) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, there shall exist a reasonable likelihood of liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $500,000 with respect to the Borrower or any ERISA Affiliate;

     (k) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

     (l) Any Material Contract to which the Borrower or any of its Subsidiaries is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect;

     (m) There shall occur any uninsured damage to, or loss, theft or destruction of, any assets or properties of the Borrower and its Subsidiaries that would be reasonably likely to have a Material Adverse Effect;

     (n) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing; or any Subsidiary or any Person acting on its behalf shall deny or disaffirm such Subsidiary's obligations under the Guaranty;

     (o) Either (i) Joe Thomas Malugen shall have ceased to be the chief executive officer of the Borrower or to continue to perform his current duties as chief executive officer, or (ii) Charles J. Wyse shall have ceased to be the chief operating officer of the Borrower or to continue to perform his current duties as chief operating officer, and in either case under (i) or (ii) above the Borrower shall have failed to hire or appoint a replacement reasonably satisfactory to the Required Lenders within 120 days thereafter; or

     (p) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing a percentage of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors equal to the lower of (y) 20% or (z) the percentage of beneficial ownership of the Borrower's common stock that would, upon the lapse of time or the occurrence of certain events, permit the Borrower's stockholders (other than the acquiring Person or group) to exercise stock purchase rights pursuant to any stockholder rights plan then in effect; (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors of the Borrower as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required); or (iii) either Joe Thomas Malugen or H. Harrison Parrish shall cease to be the beneficial owner of the number of shares of the Borrower's common stock that constitutes 75% of the number of shares of such common stock (as such number may be adjusted from time to time after the date hereof to give effect to any stock splits, stock dividends, or subdivisions, combinations, reclassifications or reorganizations with regard to such common stock) that such individual beneficially owns as of the date hereof.

     VIII.2.  Remedies: Termination of Commitments, Acceleration, etc. Upon and
              -------------------------------------------------------
at any time after the occurrence and during any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments, the Swingline Commitment, and the Issuing Lender's obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default
                      --------
pursuant to SECTION 9.1(G) or SECTION 9.1(H), the Commitments, the Swingline Commitment and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of
                        --------
Default pursuant to SECTION 9.1(G) or SECTION 9.1(H), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in SECTION 3.8; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     VIII.3.  Remedies: Set-Off.  In addition to all other rights and remedies
              -----------------
available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees to notify the Borrower promptly after any such set-off and application; provided,
                                                                     --------
however, that the failure to give such notice shall not affect the validity of
- -------
such set-off and application.


                                  ARTICLE IX

                                   THE AGENT

  IX.1. Appointment.  Each Lender hereby irrevocably appoints and
        -----------
authorizes First Union to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

  IX.2.  Nature of Duties.  The Agent shall have no duties or
         ----------------
responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

  IX.3.  Exculpatory Provisions.  Neither the Agent nor any of its officers,
         ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the

Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

  IX.4.  Reliance by Agent.  The Agent shall be entitled to rely, and shall
         -----------------
be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

  IX.5.  Non-Reliance on Agent and Other Lenders. Each Lender expressly
         ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     IX.6. Notice of Default. The Agent shall not be deemed to have knowledge or
           -----------------
notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been
                        --------  -------
furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until
                                                --------
the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     IX.7. Indemnification. To the extent the Agent is not reimbursed by or on
           ---------------
behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender
                                             --------  -------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     IX.8.  The Agent in its Individual Capacity.  With respect to its
            ------------------------------------
Commitment, the Loans made by it, the Letters of Credit issued by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

  IX.9.  Successor Agent.  The Agent may resign at any time by giving
         ---------------
thirty (30) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the
                                                         --------
Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

  IX.10.  Collateral Matters.  (a)  The Agent is hereby authorized on behalf of
          ------------------
the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

  (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition that may be expressly permitted hereunder or under any other Credit Document or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

                                   ARTICLE X

                                 MISCELLANEOUS

  X.1. Fees and Expenses.  The Borrower agrees (i) whether or not the
       -----------------
transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent, including local counsel to the Agent in Alabama, and including the allocated costs of internal counsel, but subject in any event to the provisions of the commitment letter from First Union to the Borrower dated June 21, 1996) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent or any Lender, including the allocated costs of internal counsel) in connection with (y) after the occurrence and during the continuance of an Event of Default, any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents (other than any transfer, stamp or similar taxes that may be payable in connection with the transfer of any Loans or Notes pursuant to an Assignment and Acceptance).

  X.2.   Indemnification.  The Borrower agrees, whether or not the
         ---------------
transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided,
                                                                      --------
however, that no Indemnified Person shall have the right to be indemnified
- -------
hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

     X.3.   Governing Law; Consent to Jurisdiction.  THIS AGREEMENT AND THE
            --------------------------------------
OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED
                                                                      --------
THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE
         --------------------
BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

  The parties hereto agree that this Agreement and the other Credit Documents have been and will be made and entered into within the State of North Carolina and that the Loans and the other transactions contemplated hereby and thereby have been and will be made and consummated in the State of North Carolina. Furthermore, the parties hereto believe that, inasmuch as this Agreement and the transactions contemplated hereby have been and will be entered into and consummated outside the State of Alabama, such transactions constitute transactions in interstate commerce, so that neither the Agent nor any Lender is or will be required, solely by entering into this Agreement and consummating the transactions contemplated hereby and holding any Note, to qualify to do business as a foreign corporation within the State of Alabama. Notwithstanding the foregoing, however, the Borrower hereby irrevocably waives all rights that it may have to raise, in any action brought by the Agent or any Lender to enforce its rights hereunder, under the Notes or under any of the other Credit Documents, any defense that is based upon the failure of the Agent or any Lender to qualify to do business as a foreign corporation in the State of Alabama, including, but not limited to, any defenses based upon (S) 232 of the Alabama Constitution of 1901, (S) 10-2B-15.02 of the Code of Alabama (1975) or (S) 40-14-4 of the Code of Alabama (1975), or any successor provisions thereof. The foregoing waiver is made knowingly and voluntarily and is a material inducement for the Agent and the Lenders to enter into this Agreement and to consummate the transactions contemplated hereby.

     X.4.   Arbitration; Preservation and Limitation of Remedies. (a) Upon
            ----------------------------------------------------
demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to
                 -- ---
claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

  (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

     X.5. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresse s:

               (a) if to the Borrower, to Movie Gallery, Inc., 739 West Main Street, Dothan, Alabama 36301, Attention: J. Steven Roy, Telecopy No. (334) 677-2140, with a copy to Movie Gallery, Inc., 739 West Main Street, Dothan, Alabama 36301, Attention: S. Page Todd, Telecopy No. (334) 702-0509;

               (b) if to the Agent, to First Union National Bank of North Carolina, One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

               (c) if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to
                                  --------
the Agent shall not be effective until received by the Agent.

     X.6.  Amendments, Waivers, etc.  No amendment, modification, waiver or
           ------------------------
discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver,
             --------  -------
discharge, termination or consent shall:

     (a) unless agreed to by each Lender holding or owed Obligations directly affected thereby, (i) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.7(B) during the continuance of an Event of Default), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

     (b) unless agreed to by all of the Lenders, (i) increase or extend the Commitment of any Lender (it being understood that a waiver of any Event of

Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, or (iv) change any provision of SECTION 2.14 or this SECTION 11.6; and

     (c) unless agreed to by the Issuing Lender, the Swingline Lender or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swingline Lender or the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter and any Hedge Agreement to which any
    -------- -------
Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     X.7.  Assignments, Participations. (a) Each Lender may assign to one or
           ---------------------------
more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                               --------
however, that (i) any such assignment (other than an assignment to a Lender or
- -------
an Affiliate of a Lender) shall not be made without the prior written consent of the Agent, the Issuing Lender and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld, (ii) each such assignment by a Lender shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and participations in Letters of Credit is assigned to the relevant Assignee (provided that the Swingline Lender may assign all (but not less than
          --------
all) of the Swingline Commitment, the Swingline Loans and the Swingline Note without the necessity of assigning a corresponding portion of its Commitment, Revolving Loans and Revolving Credit Note), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the entire Commitment of such Lender immediately prior to such assignment or (z) $5,000,000, and, in the case of the Swingline Lender, shall not be less than the entire Swingline Commitment, and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

     (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower (if required) and the Issuing Lender, together with any Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Assignee in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Loans and/or Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) retained by it hereunder. Such new Note or Notes shall be dated the date of the replaced Note or Notes and shall otherwise be in substantially the form of EXHIBIT A-1 or EXHIBIT A-2, as applicable. The Agent will return cancelled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such
                                              --------  -------
Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document

(except as to actions that would (x) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations, (y) extend any date (including the Maturity Date and any scheduled date for the mandatory reduction of the Commitments) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or
(z) increase any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.15(A), 2.15(B), 2.16, 2.17 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled
                                 --------
to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall
                      --------  -------
release a Lender from any of its obligations hereunder.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed
                        --------
Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 11.13.

     (g) As used in this SECTION 11.7, the terms "Commitments" and "Commitment" shall include the Swingline Commitment in the case of the Swingline Lender.

     X.8.  No Waiver.  The rights and remedies of the Agent and the Lenders
           ---------
expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     X.9.  Successors and Assigns.  This Agreement shall be binding upon, inure
           ----------------------
to the benefit of and
be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or
             --------  -------
transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of SECTION 11.7.

     X.10.   Survival. All representations, warranties and agreements made by or
             --------
on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.15(A), 2.15(B), 2.16, 2.17, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     X.11.  Severability. To the extent any provision of this Agreement is
            ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     X.12. Construction. The headings of the various articles, sections and
           ------------
subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     X.13. Confidentiality.  Each Lender agrees to keep confidential, pursuant
           ---------------
to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i)
          --------  -------
to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 11.7(F).

     X.14.    Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by different parties
hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

     X.15.  Entire Agreement.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND
            ----------------
INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED JUNE 21, 1996 (EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED THEREIN AS TO CERTAIN PROVISIONS THAT SHALL SURVIVE THE EXECUTION OF THIS AGREEMENT), BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                       MOVIE GALLERY, INC.


                                       By:   /s/ J. Steven Roy
                                           ------------------------------------

                                       Title:   Chief Financial Officer
                                              ---------------------------------


                            (signatures continued)

                                       FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA, as Agent, as
                                         Issuing Lender, as Swingline Lender
                                         and as a Lender


Commitment:                            By:   /s/ Jim F. Redman
$125,000,000                               ------------------------------------
                                       Title:   Senior Vice President
                                             -----------------------------------



                                       Instructions for wire transfers to
                                         the Agent:

                                       First Union National Bank of
                                         North Carolina
                                       ABA Routing No. 053000219
                                       Charlotte, North Carolina
                                       General Ledger No. 465906, RC No. 5007
                                       Attention: Syndication Agency Services
                                       Re: Movie Gallery, Inc.

                                       Address for notices (as Issuing Lender,
                                       as Swingline Lender and as a Lender):

                                       First Union National Bank of
                                         North Carolina
                                       One First Union Center, TW-19
                                       301 South College Street
                                       Charlotte, North Carolina 28288-0735
                                       Attention: James W. Wood
                                       Telephone: (704) 374-3242
                                       Telecopy: (704) 374-4092

                                       Lending Office:

                                       First Union National Bank of
                                         North Carolina
                                       One First Union Center, TW-19
                                       301 South College Street
                                       Charlotte, North Carolina 28288-0735
                                       Attention: James W. Wood
                                       Telephone: (704) 374-3242
                                       Telecopy: (704) 374-4092